Exhibit 99.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 12b-25

SEC FILE NUMBER 0-32421

NOTIFICATION OF LATE FILING

(Check One):	☑ Form 10-K	☐ Form 20-F	☐ Form 11-K
	☐ Form 10-Q	☐ Form N-SAR	☐ Form N-CSR

For Period Ended: December 31, 2005

☐ Transition Report on Form 10-K
☐ Transition Report on Form 20-F
☐ Transition Report on Form 11-K
☐ Transition Report on Form 10-Q
☐ Transition Report on Form N-SAR

For the Transition Period Ended: n/a
Read Instruction (on back page) Before Preparing Form. Please Print or Type.
Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.
If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates: n/a
PART I — REGISTRANT INFORMATION
NII HOLDINGS, INC.

Full Name of Registrant
n/a

Former Name if Applicable
10700 Parkridge Boulevard, Suite 600

Address of Principal Executive Office (Street and Number)
Reston, Virginia 20191

City, State and Zip Code

PART II — RULES 12b-25(b) AND (c)
If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate.)

	(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

☑	(b)	The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

	(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III — NARRATIVE
State below in reasonable detail why Forms 10-K, 11-K, 20-F, 10-Q, N-SAR, N-CSR, or the transition report or portion thereof, could not be filed within the prescribed time period.
(Attach extra sheets if needed.)
Although the management of the Company has been working diligently to complete all of the required information for its annual report on Form 10-K for the year ended December 31, 2005, and a substantial part of such information has been completed as of this date, management is unable, without unreasonable effort or expense, to complete the financial statements, the report on internal control over financial reporting, and other disclosures for the Form 10-K on or before March 16, 2006. The Company expects that there will be no material changes to the results that it has previously reported. The delays in the filing are primarily related to completing the preparation and review of the income tax provision, related balance sheet accounts and note disclosures. Management expects to file its annual report on Form 10-K on or before March 31, 2006.
While the Company’s evaluation of internal control over financial reporting as of December 31, 2005, will not be completed until such time as the Form 10-K is filed, the Company’s management previously reported and will continue to report as of December 31, 2005 a material weakness in the area of income tax accounting. The previously reported material weakness related to account reconciliations at the Company’s Mexican subsidiary has been remediated. As a result of the material weakness identified, the Company’s management will conclude that the Company’s internal control over financial reporting was not effective at December 31, 2005.

PART IV — OTHER INFORMATION
(1)	Name and telephone number of person to contact in regard to this notification

Robert J. Gilker	703	390-5100

(Name)	(Area Code)	(Telephone Number)
(2)	Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
☑ Yes ☐ No
(3)	Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
☑ Yes ☐ No
If so: attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.
(3) We are still in the process of finalizing the results of operations as of and for the year ended December 31, 2005. As we previously disclosed in an earnings press release in a Current Report on Form 8-K dated February 23, 2006, however, our results of operations will reflect increases in operating revenues and operating expenses, both primarily due to the addition of subscribers to our network. In addition, as we have previously disclosed, our results of operations for 2005 will reflect increases in other income and expenses and increases in net income and net income per share, all primarily due to the growth of our subscribers and related revenues. Last year, our net income and net income per share included a loss of $79.3 million from the early retirement in March 2004 of substantially all of our $180.8 million aggregate principal amount 13.0% senior secured discount notes due 2009. We did not incur a loss on the retirement of debt in 2005.

NII HOLDINGS, INC.

(Name of Registrant as Specified in Charter)
has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel

Instruction. The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative (other than an executive officer), evidence of the representative’s authority to sign on behalf of the registrant shall be filed with the form.
ATTENTION
Intentional misstatements or omissions of fact constitute Federal criminal violations (see 18 U.S.C. 1001).